UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PARK BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK BANCORP, INC.

5400 SOUTH PULASKI ROAD

CHICAGO, ILLINOIS 60632

(773) 582-8616

April 15, 2011

Fellow Shareholders:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Park Bancorp, Inc. (the “Company”), the holding company for Park Federal Savings Bank (the “Bank”), Chicago, Illinois, which will be held on May 17, 2011, at 10:00 a.m., Chicago time, at the 47th Street office of the Company located at 1823 W. 47th Street Chicago, Illinois.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MATTERS TO BE CONSIDERED.

YOUR VOTE IS IMPORTANT. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Due to a change in applicable regulations, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf with respect to that matter.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

Sincerely yours,

David A. Remijas
Chairman and Chief Executive Officer

PARK BANCORP, INC.

5400 SOUTH PULASKI ROAD

CHICAGO, ILLINOIS 60632

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2011

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Park Bancorp, Inc. (the “Company”) will be held on May 17, 2011, at 10:00 a.m., Chicago time, at the 47th Street office of the Company located at 1823 W. 47th Street Chicago, Illinois.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of two directors of the Company to three-year terms of office;

2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and;

3.	Such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established March 31, 2011 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only holders of the common stock of the Company (“Common Stock”) as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Park Bancorp, Inc., 5400 South Pulaski Road, Chicago, Illinois 60632, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

By Order of the Board of Directors

Victor E. Caputo
Corporate Secretary

Chicago, Illinois

April 15, 2011

PARK BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2011

Solicitation and Voting of Proxies

This Proxy Statement is being furnished to shareholders of Park Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the annual meeting of shareholders to be held on May 17, 2011 at 10:00 a.m., Chicago time, at the 47th Street office of the Company located at 1823 W. 47th Street Chicago, Illinois (the “Annual Meeting”), and at any adjournments thereof. The 2010 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2010, and a proxy card, accompanies this Proxy Statement, which is being mailed on or about April 15, 2011.

It is important that holders of a majority of the shares outstanding be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matter that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

Cost of Proxy Solicitation

The cost of solicitation of proxies on behalf of management will be paid by the Company. Proxies may be solicited personally or by telephone by directors, officers and employees of the Company and its subsidiary, Park Federal Savings Bank (the “Bank”). The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

Solicitation and Voting of Common Stock held in the ESOP and 401(k) Plan

A separate Notice of Shareholders Meeting, Proxy Statement, Voting Direction Form (“Voting Direction Form”) and return envelope will be provided to each participant (“Participant”) in the Park Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”). First Bankers Trust Services is the

corporate trustee for the ESOP (“Trustee”). Pursuant to the ESOP, each Participant is entitled to direct the Trustee with respect to voting of the shares of Common Stock allocated to the Participant’s account. Subject to its duties under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Trustee will vote all allocated shares held in the ESOP in accordance with the instructions received. As of the Record Date (defined below), all shares of Common Stock in the ESOP had been allocated to Participants. Participants should return their Voting Direction Form directly to the Trustee in the envelope provided. The Trustee will maintain as confidential the directions set forth on the Voting Direction Form from disclosure to the Company and its directors or officers.

Pursuant to the Park Federal Savings Bank 401(k) Plan (the “401(k) Plan”), the Advisory Plan Committee, formed to administer the 401(k) Plan, is entitled to direct Emjay Corporation, the trustee for the 401(k) Plan, as to how to vote all shares of Common Stock held in the 401(k) Plan. As of the Record Date, 36,049 shares were held in the 401(k) Plan.

Voting Securities

The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

The close of business on March 31, 2011, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,193,174 shares.

As provided in the Company’s Certificate of Incorporation, shareholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. Broker non-votes are counted for purposes of determining a quorum. Shareholders of the Company have no cumulative voting rights.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR ALL” to vote in favor of the nominees proposed by the Board of Directors, “WITHHOLD ALL” to vote against all of the nominees being proposed, or “FOR ALL EXCEPT” to withhold authority to vote for any individual nominee by writing the nominee’s name in the space provided. Under Delaware law and the Company’s Bylaws, an affirmative vote of the holders of a plurality of shares of Common Stock, present in person or represented by proxy, and entitled to vote at the Annual Meeting, is required for a nominee to be elected as a Director. Shares underlying broker non-votes or in excess of the Limit are not counted as present and entitled to vote and have no effect on the vote on the matter presented.

Due to a change in applicable regulations, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf with respect to that matter. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors.

As to the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm, and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: vote “FOR” the item; vote “AGAINST” the item; or “ABSTAIN” from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote, is required to constitute shareholder approval of Proposal 2. Shares as to which the “ABSTAIN” box has been selected on the proxy card with respect to Proposal 2 will be counted as present and entitled to vote and have the effect of a vote “AGAINST” Proposal 2. In contrast, shares underlying broker non-votes or in excess of the Limit are not counted as present and entitled to vote and have no effect on the vote on the matter presented.

With respect to all other matters that may properly come before the meeting, unless otherwise required by law, such matters may be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote.

Proxies solicited hereby will be returned to the Company’s transfer agent, Registrar and Transfer Company. The Board of Directors has designated Registrar and Transfer Company to act as inspectors of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting

The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this year’s Annual Meeting Proxy Statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also mailing a full set of our proxy materials to our shareholders by mail.

Our Proxy Statement for the 2011 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, together with the accompanying form of proxy, are available online at www.RRDEZProxy.com/2011/parkbancorpinc.

We are mailing a full set of our printed proxy materials to shareholders of record on or about April 15, 2011. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this Proxy Statement or the enclosed proxy card, you should contact our transfer agent, Registrar and Transfer Company at: 10 Commerce Drive, Cranford, New Jersey, 07016-3752 or call their investor relations department toll-free at 1-800-368-5948.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed by such persons with the

Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company’s Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Park Federal Savings Bank Employee Stock Ownership Plan 5400 South Pulaski Road Chicago, Illinois 60632	167,264	14.02%

David A. Remijas, Chief Executive Officer and Chairman of the Board Park Bancorp, Inc. 5400 South Pulaski Road Chicago, Illinois 60632	143,649	12.03

Richard J. Remijas, Jr., Chief Operating Officer and President Park Bancorp, Inc. 5400 South Pulaski Road Chicago, Illinois 60632	113,925	9.52

(1)	Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Exchange Act.

Interests of Certain Persons in Matters to be Acted Upon

All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six directors and is divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. Each of the six members of the Board of Directors of the Company also serves as a director of the Bank. Of the six members of the Board of Directors, the Board of Directors has determined that Messrs. Krug, Murphy, Reyes and Shukis are “independent” directors, in accordance with the NASDAQ Stock Market listing standards.

On January 18, 2011, Allen H. Koranda resigned from the Board of Directors of the Company and the Bank. The Nominating Committee of the Board of Directors is currently reviewing qualified independent candidates to fill the vacancy created by Mr. Koranda’s resignation. Until a replacement is identified, there will be six directors comprising the Board of Directors.

The director nominees proposed for election at the Annual Meeting are Mr. John J. Murphy and Mr. Victor H. Reyes who are currently directors of the Company and the Bank.

In the event that either Mr. Murphy or Mr. Reyes is unable to serve or declines to serve as a director for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that either Mr. Murphy or Mr. Reyes will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEES IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information With Respect to the Nominees, Continuing Directors and Certain Executive Officers

The following table sets forth as of the Record Date the names of the nominees and continuing directors of the Company and each named executive officer, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, and, with respect to directors, the year in which each became a director of the Bank and the year in which their terms as director expire. The table sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and executive officer and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

Name and Principal Occupation at Present and for Past Five Years	Age	Director of the Bank Since	Expiration of Term as Director	Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class(3)

Nominees

John J. Murphy Senior Sales Representative, RR Donnelley Global Capital Markets, an international printing company; Chairman, Emerald Services, Inc., an imaging services company.	64	1999	2011	10,947	(6)	*

Victor H. Reyes President, The Roosevelt Group, a consulting firm; prior to 2005, Shareholder at Greenberg Traurig, P.C., a law firm.	46	2002	2011	4,300	(7)	*

Continuing Directors

Robert W. Krug Vice President and Secretary, K-Five Construction Company, a Chicago based road building contractor.	59	1998	2012	17,027	(8)	1.42

David A. Remijas (4) Chairman of the Board and Chief Executive Officer of the Company and the Bank.	59	1993	2012	143,649	(9)	12.03

Richard J. Remijas, Jr. (4) President and Chief Operating Officer of the Company and the Bank.	61	1977	2013	113,925	(5)	9.52

Paul Shukis President of Shukis Development Co., a real estate development and construction firm.	59	1993	2013	37,299	(12)	3.12

Name and Principal Occupation at Present and for Past Five Years	Age	Director of the Bank Since	Expiration of Term as Director	Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class(3)

Non-Director Executive Officers

Victor E. Caputo Treasurer and Chief Financial Officer of the Company and the Bank since November 2008; Corporate Secretary of the Company and the Bank since May 2009; President and Chief Executive Officer, All American Bank from 2006 to 2008. Executive Vice President, Corporation Secretary and Chief Operating Officer, Diamond Bank from 1998 to 2006.	66	—	—	2,232	(13)	*

Name and Principal Occupation at Present and for Past Five Years	Age	Director of the Bank Since	Expiration of Term as Director	Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class(3)

Paul J. Lopez Senior Vice President and Chief Lending Officer of the Bank since 2002; Vice President of Business Development since 1994.	47	—	—	14,331	(10)	1.20
All directors and executive officers as a group (8 persons)				345,710	(11)	28.25

*	Does not exceed 1.0% of the Company’s outstanding common stock.
(1)	Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act.
(2)	Except as otherwise noted, each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.
(3)	As of the Record Date, there were 1,193,174 shares of Common Stock outstanding.
(4)	Richard J. Remijas, Jr. is the brother of David A. Remijas.
(5)	Includes 4,143 shares subject to currently exercisable options and 3,990 shares held in the 401(k) Plan. Mr. Remijas disclaims beneficial ownership of 300 shares held by his spouse.
(6)	Includes 6,207 shares subject to currently exercisable options.
(7)	Includes 3,800 shares subject to currently exercisable options.
(8)	Includes 4,587 shares subject to currently exercisable options.
(9)	Includes 1,000 shares subject to currently exercisable options. Includes 16,223 shares held in the 401(k) Plan. Mr. Remijas disclaims beneficial ownership of 17,752 shares held by his spouse.
(10)	Includes 6,000 shares subject to currently exercisable options and 67 shares held in the 401(k) Plan.
(11)	Includes 27,137 shares subject to currently exercisable options, 61,149 shares that have been allocated in the ESOP and 20,290 shares held in the 401(k) Plan.
(12)	Includes 800 shares subject to currently exercisable options.
(13)	Includes 1,600 shares subject to currently exercisable options.

Qualifications of Nominees. Set forth below are the particular experience, qualifications, attributes or skills of each of the director nominees that led the Board of Directors to conclude that each director nominee should serve as a director of the Company.

John J. Murphy. Mr. Murphy is currently employed as a Senior Sales Representative by RR Donnelley Global Capital Markets group, specializing in providing financial printing services to publicly traded corporations and banks. Mr. Murphy works closely with corporations and financial institutions in meeting their SEC EDGAR regulatory filing compliance requirements. Mr. Murphy has assisted over 300 banking institutions with printing services related to the initial public offering of capital stock and merger transactions. His background in financial printing includes serving as President and CEO of Chas. P. Young Company, and after an acquisition of Chas. P. Young by Merrill Corporation he was appointed Vice Chairman of Merrill Corporation, an international financial printing company. Mr. Murphy has been a Director of the Company since 1999 and brings to the Board an extensive knowledge of SEC filing compliance requirements, and a varied business background with experience in marketing and executive management. Mr. Murphy is a member of the Audit Committee and became its Chairman on January 18, 2011. He is also the Chairman of the Compensation Committee and a member of the Nominating Committee.

Victor H. Reyes. Mr. Reyes is the President of The Roosevelt Group, a consulting firm. Mr. Reyes is also a founder and partner in Reyes & Bonoma, LLC, a Chicago law firm. Prior to 2005, as a practicing attorney, Mr. Reyes was a shareholder at Greenburg Traurig, P.C., a national law firm with offices in Chicago. Previous to 1999, Mr. Reyes served the City of Chicago as Director of the Mayor’s Office of Intergovernmental Affairs. Mr. Reyes has served on the Board of Directors of the Company and Park Federal Savings Bank since 2002. He has provided the Board with expertise in contractual matters and legal affairs. As a lifelong Chicago resident, Mr. Reyes provides especially relevant perspective and insight on the Latino and Mexican communities that comprise much of the Bank’s geography and demographics. He earned a BA from Loyola University and a JD from DePaul University College of Law. Mr. Reyes serves as a member of the Audit and Nominating Committees.

Qualifications of Continuing Directors. Set forth below is the particular experience, qualifications, attributes or skills of each of the persons continuing to serve on the Company’s Board that led the Board of Directors to conclude that each incumbent director should serve as a director of the Company.

Robert W. Krug. Mr. Krug is the Vice President and Secretary of K-Five Construction Company, a large highway paving contractor in the State of Illinois. Mr. Krug has worked on government and private sector projects since 1977. Mr. Krug is a Management Trustee for the Cement Masons Union Local 502 of Chicago Area Labor Unions, administering the health and welfare fund and the pension fund. He is also a Craft Committee Member for MARBA (Mid America Regional Bargaining Association) on negotiations for the collective bargaining agreements for Cement Masons and Auto Mechanics. Mr. Krug has 36 years of experience in management of a major Illinois road construction company. He is a lifelong resident of the western suburbs of Chicago. Mr. Krug earned a BS in Business Administration from Quincy University. He was elected to the Board of Directors of the Company in 1996 and brings extensive experience in business and project management to the Board. He is the past Chairman of the Audit Committee and currently serves as a member of that Committee as well as serving as the Chairman of the Nominating Committee.

David A. Remijas. Mr. Remijas is the Chairman and Chief Executive Officer of the Company, a position he has held since the formation of the Company in 1996 as well as at the Bank subsidiary when its charter was changed from Gage Park Savings and Loan to Park Federal Savings Bank in 1993. Mr. Remijas began his career with the Bank in 1974 where he served in various management trainee positions until 1978 when he became the Chief Lending Officer. Mr. Remijas served as the Executive Vice President of the Bank from 1983 until 1993 when he became President and Chief Executive Officer of the Bank. He has served as a Director of the Bank since 1987 and as a Director of the Company since its formation in 1996. Mr. Remijas has over 36 years of experience in the community banking industry and brings to the Company an extensive array of business experience as well as an in-depth knowledge of lending and real estate development. He is a Chicago area native and is active in the local business community.

Richard J. Remijas. Jr. Mr. Remijas is President and Chief Operating Officer of the Company. Mr. Remijas also serves as a director of the Bank and has served as a director since 1977. Mr. Remijas has served as the Chief Operating Officer of the Bank since 1993. He has been a member of the Executive Committee and Loan Committee since 1983. He owned and operated residential real estate brokerages prior to joining Gage Park Savings and Loan, the predecessor to Park Federal Savings Bank. Mr. Remijas has 35 years of experience in community banking and 27 years of experience in real estate brokerage and investment. He is a native of Chicago and has earned a BA from the University of Notre Dame. He also attended the Loyola University School of Law prior to military service. Mr. Remijas brings extensive service in personnel administration, real estate lending and general marketing to the Company’s business in his service on the Board of the Company.

Paul Shukis. Mr. Shukis is President of Shukis Realty and Development Company, a real estate development and construction firm, founded by him in 1977. He has over 31 years of experience in the real estate, construction and land development business. Mr. Shukis has completed several successful condominium, townhome and single family projects in the western suburbs of Chicago. Mr. Shukis brings expertise in zoning, construction and marketing for the suburban residential market. Mr. Shukis has earned a BS in Industrial Construction Management from Colorado State University. He was elected to the Board of Directors of Gage Park Savings and Loan in 1993 and has served as a Director of the Company since its formation in 1996. Mr. Shukis is a member of the Compensation and Nominating Committees.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes that our Chief Executive Officer is best suited to serve as the Chairman. Because of his years of experience with the Company and his years in the industry, he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. While we do not have an independent Lead Director, the Board recognizes that the independent directors we have bring experience, oversight and expertise from outside of the Company and the financial services industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategic development and execution, including the facilitation of information flow between the management team and the Board of Directors.

The Board of Directors and committees take an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s asset quality, liquidity, operations and regulatory standings, as well as the risks associated with each of these areas. The Compensation Committee is responsible for reviewing the Company’s compensation programs and plans to ensure that there are no risks arising from them that would have a material adverse effect on the Company. The Audit Committee oversees management of financial risks, inclusive of reviewing audited financial statements, engaging independent external and internal auditors and conducting discussions with management regarding the quarterly and annual public filings for the Company. The Nominating Committee manages risk associated with the independence of the Board of Directors and potential conflicts of interest. While it is the responsibility of each committee to evaluate certain risks, including overseeing the management of those risks, the entire Board of Directors is regularly informed through committee reports and reports from management about these risks.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors conducts its business through meetings and the activities of its committees. The Board of Directors meets monthly and may schedule special meetings as needed. During 2010, the Board of Directors held 12 meetings. All of the directors of the Company attended at least 75% of the total number of the Company’s Board meetings held and committee meetings on which such directors served during 2010. Although the Company does not have a formal policy regarding director attendance at annual meetings of shareholders, directors are expected to attend these meetings absent extenuating circumstances. All of the directors attended the Company’s 2010 Annual meeting of shareholders.

The Board of Directors maintains an Audit Committee, Compensation Committee, and Nominating Committee. The Audit Committee, Compensation Committee and Nominating Committee are comprised entirely of “independent” directors in accordance with the NASDAQ Stock Market rules.

Audit Committee. The current members of the Audit Committee are Messrs. Murphy (Chairman), Krug and Reyes. Mr. Koranda served as Chairman of the Audit Committee until his resignation from the Board in January 2011. The purpose of this Committee is to oversee the Company’s financial reporting process and to review the audit function and management actions regarding the implementation of audit findings. Generally, the Audit Committee reviews the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and process of the Audit Committee. A copy of the Audit Committee’s charter is available at the Company’s website at www.parkfed.com. Each of the members of the Audit Committee is “independent” as such term is defined in the NASDAQ listing standards and meets the heightened independence standards under the SEC rules, as currently in effect. The Audit Committee does not currently have an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board of Directors believes that the current Audit Committee members have sufficient knowledge and experience understanding generally accepted accounting principles and financial statements to adequately serve the needs of the Company. The Audit Committee met five times in 2010.

Compensation Committee. The current members of the Compensation Committee of the Company are Messrs. Murphy (Chairman) and Shukis. This committee meets to establish compensation for the Chief Executive Officer, approves the compensation of senior officers, approves compensation and benefits to be paid to employees and reviews the incentive compensation programs. The Board of Directors has adopted a written charter for the Compensation Committee that outlines the responsibilities and process of the Compensation Committee. A copy of the Compensation Committee’s charter is available at the Company’s website at www.parkfed.com. The Compensation Committee met two times in 2010.

Nominating Committee. The members of the Nominating Committee are Messrs. Krug (Chairman) and Shukis. The Committee is responsible for proposing to the Board a slate of nominees for election as directors by shareholders at each annual meeting. The Committee is also responsible for taking a leadership role in shaping the Company’s corporate governance practices. In carrying out its duties, the Nominating Committee has been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate each Board member’s “independence” and make recommendations regarding each Board member’s “independence” status consistent with applicable legal requirements; make recommendations regarding director orientation and continuing education; consider the effectiveness of corporate governance practices and policies followed by the Company and the Board; and conduct a performance assessment of the Board. The Board of Directors has adopted a written charter for this Committee that outlines the responsibilities and process of the Nominating Committee. A copy of the charter is available at the Company’s website at www.parkfed.com. The Nominating Committee met twice in 2010.

Director Independence

In addition to the transactions disclosed under “Transactions With Related Persons”, in making its determination regarding director independence, the Nominating Committee as well as the full Board of Directors consider any other material relationships each of the Company’s directors has with the Company or the Bank, other than as a director, that would impair his independence. In making independence determinations, the Committee and the Board of Directors evaluate each director to determine whether he meets the director independence standards established by the NASDAQ Stock Market. To assist the Committee and the Board in this regard, each director annually completes a questionnaire designed to identify relationships that could affect his independence. The Committee and the Board reach their independence determinations by considering all relevant facts and circumstances surrounding a director’s business, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Based upon this analysis and the recommendations of the Nominating Committee, the Board of Directors has determined that Messrs. Krug, Murphy, Reyes and Shukis are “independent” directors in accordance with the NASDAQ listing standards.

Director Nominating Process

The Company does not have a formal policy for selecting director nominees, including potential director candidates recommended by shareholders, but the Nominating Committee does consider a number of criteria when selecting new members of the Board. Those criteria include the candidate’s business experience and expertise, character, judgment, reputation, willingness and ability to commit necessary time and effort, and length and quality of service to the Board of Directors. In addition, the Nominating Committee considers factors relating to the existing composition of the Board of Directors and the perceived needs of the Company, as well as “independence” considerations, diversity of interests, experience and continuity. The Committee is authorized to retain a third-party search firm to assist with director nominations.

Shareholder Director Nominee Recommendations

It is the policy of the Board of Directors to consider shareholder recommendations of director candidates if such recommendations are serious and timely received. Shareholder recommendations should be sent to the Board of Directors c/o the Corporate Secretary at Park Bancorp, Inc., 5400 South Pulaski Road, Chicago, Illinois 60632. The communication should state the name of the candidate, his or her qualifications, and all other information required to be disclosed under SEC rules in solicitations of proxies for election of directors, including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, shareholders giving notice shall provide contact information for the shareholder and candidate as well as the number of shares of the Company’s Common Stock beneficially owned by such shareholder. Pursuant to the Company’s Bylaws, the submission of shareholder candidates must be received by the Corporate Secretary by February 17, 2012, for consideration in the 2012 director nomination process.

Shareholder Communications with Directors

Shareholders who have questions or concerns regarding the Company should contact the Corporate Secretary at Park Bancorp, Inc., 5400 South Pulaski Road, Chicago, Illinois 60632. Any shareholder, who wishes to communicate directly with the Board of Directors, or one or more individual directors, may direct correspondence in writing to the Board of Directors, any committee of the Board of Directors or any named director, c/o the Corporate Secretary at Park Bancorp, Inc., 5400 South Pulaski Road, Chicago, Illinois 60632. The Company’s policy is to forward written communications received from shareholders to the appropriate directors.

DIRECTORS’ COMPENSATION

Directors’ Fees. Non-employee directors of the Company received a fee of $1,350 for each board meeting attended during 2010. The Audit Committee Chairman is entitled to receive $650 for each Audit Committee meeting attended, and each non-employee director is entitled to receive a fee of $500 for each special Board or committee meeting attended. Executive officers do not receive any fees for serving on the Board of the Company or the Bank.

Name	Fees earned or paid in cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Allen H. Koranda	19,200	(3)	—	—	—	—		19,200
Robert W. Krug	16,200		—	—	—	363	(4)	16,563
John J. Murphy	16,200		—	—	—	915	(4)	17,115
Victor H. Reyes	14,850		—	—	—	—		14,850
Paul Shukis	16,200		—	—	—	591	(4)	16,791

(1)	Committee members waived receipt of committee meeting fees during 2010.
(2)	The aggregate number of shares of restricted stock and shares subject to stock options held by each non-employee director as of December 31, 2010 was as follows:

Director	Number of Shares of Restricted Stock	Number of Options
Allen H. Koranda	5,000	9,000
Robert W. Krug	3,840	7,787
John J. Murphy	3,240	9,407
Victor H. Reyes	—	7,000
Paul Shukis	5,402	4,000

(3)	Included in fees earned is $3,000 for services Mr. Koranda provided to the Board as a director related to a review of the overall structure of the operating departments of the Bank.
(4)	Represents group term life insurance benefit.

Incentive Plan. Non-employee directors of the Company are entitled to receive options to purchase Common Stock and option-related awards and awards of Common Stock under the Park Bancorp, Inc. 2003 Incentive Plan (the “2003 Incentive Plan”), and received such options and awards under the Company’s 1997 Stock-Based Incentive Plan (the “1997 Incentive Plan” and, together with the 2003 Incentive Plan, the “Incentive Plans”). Under the 1997 Incentive Plan, options to purchase 70,535 shares and stock awards for 34,090 shares have been made to non-employee directors. No options or stock awards were granted under the 1997 Plan at December 31, 2010. Under the terms of the 1997 Plan, any shares that were not exercised during their contractual term may be added to the 2003 Plan for future reissuance. Currently, 18,820 unexercised shares from the 1997 Plan have been added to the 2003 Plan for future reissuance. In addition, 10,000 shares issued under the 2003 Plan were forfeited and are available for future reissuance. Under the 2003 Plan, no stock awards were issued during 2010. At December 31, 2010, 79,320 shares are available for future grant.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table shows for the years ended December 31, 2010 and 2009, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer, the Chief Financial Officer and other executive officers of the Company and the Bank who earned and/or received total compensation in excess of $100,000 in years 2010 and 2009 (“Named Executive Officers”). No other executive officer of the Company or the Bank earned and/or received compensation in excess of $100,000 in years 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

David A. Remijas Chairman of the Board and Chief Executive Officer	2010 2009	229,740 242,460	— —	— —	— 15,450	— —	— —	17,030 21,824	246,770 279,734

Richard J. Remijas, Jr. Director, President and Chief Operating Officer	2010 2009	211,025 220,185	— —	— —	— 15,450	— —	— —	16,526 21,211	227,551 256,846

Victor E. Caputo Treasurer, Chief Financial Officer and Corporate Secretary	2010 2009	132,002 137,079	— —	— —	— 24,720	— —	— —	6,883 8,310	138,885 171,109

Paul J. Lopez Senior Vice President and Chief Lending Officer	2010 2009	109,260 113,400	— —	— —	— —	— —	— —	9,005 9,337	118,265 122,737

(1)	Represents the aggregate grant date fair value of stock awards made during 2010 and 2009 in accordance with the FASB standard regarding Compensation-Stock Compensation.
(2)	Includes Company matching contributions to the 401(k) Plan, auto allowance, group term life insurance benefit and stock allocations under the ESOP for the years ended December 31, 2010 and 2009.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth certain information for each Named Executive Officer with respect to the number of shares of Common Stock subject to outstanding equity awards that were unexercised or that have not vested at December 31, 2010.

Outstanding Equity Awards

as of December 31, 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

David A. Remijas	1,000	4,000	4.00	11/23/2019	—	—
Richard J. Remijas, Jr.	3,143	—	22.95	1/14/2013	—	—
Richard J. Remijas, Jr.	1,000	4,000	4.00	11/23/2019	—	—
Victor E. Caputo	1,600	6,400	4.00	11/23/2019	—	—
Paul J. Lopez	6,000	—	22.95	1/14/2013	—	—

Grants of Plan-Based Awards in 2010

There were no stock options and no restricted stock or other awards granted to the Named Executive Officers in 2010 under the Incentive Plans.

2010 Option Exercises

There were no stock option awards exercised by the Named Executive Officers in 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company’s Proxy Statement in connection with the Company’s 2011 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Compensation Committee:

John J. Murphy (Chairman)

Paul Shukis

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

During 2010, the Compensation Committee (“Committee”) was comprised of three non-employee directors, Messrs. Koranda, Murphy and Shukis. Effective January 18, 2011, Mr. Koranda resigned from the Boards of the Company and the Bank. Accordingly, the Committee currently consists of Messrs. Murphy and Shukis. Among the Committee’s duties are the responsibility for developing and making recommendations to the Board of Directors regarding director fees, executive officer compensation and bonuses and administering the Incentive Plan and the awards granted under such plan. The Committee advises and assists management in formulating policies regarding overall compensation.

Overview

In July 2010, each of David A. Remijas, Richard J. Remijas, Jr., and Paul J. Lopez agreed to certain annual compensation reductions of between 8%-10%, including elimination of each officer’s monthly car allowance and 401(k) plan matching contributions. Total annual base salary reductions for David A. Remijas and Richard J. Remijas, Jr., plus reductions in car allowance and 401(k) matching expense for all three executives equaled approximately $60,000 in compensation reductions in 2010 as compared to amounts paid in 2009. The Committee has recommended to management that further compensation reductions be implemented in 2011 for certain senior executives. In addition, no cash bonuses or equity awards will be paid in 2011 until the Bank returns to profitability and the Company and Bank are released from the Memorandum of Understanding and Cease and Desist Order, respectively.

Objectives

Under the direction of the Committee, the Company’s compensation policies are designed to align the interests of the executives with those of the shareholders. The goal of the policies is to improve profitability and long-term shareholder value by rewarding the executives based on criteria set for individual and corporate performance. The compensation program and policies are designed to aid in the attraction, motivation and retention of key personnel.

The Compensation Committee has full responsibility and discretion to evaluate and compensate our executive officers within the parameters of our compensation principles and philosophy. It oversees or administers all Company and Bank compensation plans and reviews the Chief Executive Officer’s performance on a quarterly basis. Though the overall responsibility for setting compensation belongs to the Compensation Committee, the Committee has used compensation surveys to help construct and maintain a competitive compensation program. The Committee did not use a compensation consultant during 2010.

Performance Criteria

In setting executive compensation and benefits, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, equity compensation, benefits and perquisites. The Compensation Committee uses quantitative and qualitative factors in setting the types and amounts of these compensation components granted to each named executive officer and other employees. Our compensation program seeks to reach an appropriate balance between base salary (to provide competitive fixed compensation), incentive opportunities in performance-based cash bonuses (to provide rewards for meeting performance goals) and equity compensation (to align our executives’ interests with that of our shareholders).

The Chief Executive Officer’s performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets and loans, return on equity and the Company’s efficiency ratio. Subjective criteria include leadership, competence, planning and execution of strategic initiatives, including adherence to the Company’s business plan, reducing the level of non-performing assets, compliance with the terms and objectives of the Memorandum of Understanding and the Stipulation and Consent to Issuance of an Order to Cease and Desist the Company and the Bank, respectively, entered into with the Office of Thrift Supervision on January 24, 2011, and returning the Bank to profitability.

The performance goals of the other executive officers are set by the Chief Executive Officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the Chief Executive Officer. Individual performance goals are based upon a combination of personal objectives and subjective performance criteria.

Difficult market conditions and economic trends have continued to adversely affect our industry and our business in 2010. As a result of our overall financial performance in 2010, there were no year-end annual bonuses for our senior management.

Base Salary

In considering annual base salary increases, the Committee in conjunction with the Chief Executive Officer, reviews the performance of each of its executive officers individually. The Committee periodically compares base salary data with information obtained from third-party consultants and compensation surveys. Base salary levels historically have been targeted slightly above comparable executive compensation at peer companies identified by the Committee. The Committee recognizes that it is difficult to make exact comparisons for every position since specific talents and responsibilities of each senior executive make his position unique. In general, competitive trends of the industry and in the Company’s peer group are followed. In July 2010, each of David A. Remijas, Richard J. Remijas, Jr., and Paul J. Lopez agreed to annual compensation reductions of between 8%-10%, including elimination of each officer’s monthly car allowance and 401(k) plan matching contributions. Total annual base salary reductions for David A. Remijas and Richard J. Remijas, Jr., plus reductions in car allowance and 401(k) matching expense for all three executives equaled approximately $60,000 in compensation expense reductions in 2010 as compared to amounts paid in 2009. In December 2010, the Committee also recommended further compensation reductions for certain senior executives and approved annual base salaries for 2011, which will be $205,000 for Mr. David A. Remijas; $190,000 for Mr. Rick J. Remijas, Jr.; $132,000 for Mr. Victor E. Caputo and $90,000 for Mr. Paul J. Lopez.

Cash Incentive Compensation

Cash incentive compensation is based on both corporate goal achievement and individual performance. When performance goals are set, the Committee assigns a percentage of the salary of the Chief Executive Officer as his target annual cash incentive compensation award. The Chief Executive Officer recommends target percentages for the other executive officers which are reviewed and approved by the Committee. These target percentages may be slightly above those set by peer companies as identified by third-party consultants and compensation surveys. Bonuses paid will be at, above or below the target percentage depending upon the degree to which individual and corporate goals are met, consistent with the Committee’s “at risk” compensation philosophy.

In December of each year, the Committee will consider annual cash incentive compensation awards, based on performance reviews and the achievement of projected corporate and individual performance levels. There were no cash bonuses paid to any executive officers in 2010.

Equity-Based Compensation

All executive officers are participants in the Company’s 1997 Incentive Plan and are eligible to participate in the Company’s 2003 Incentive Plan. At its discretion, the Committee reviews and recommends for Board approval the grant to the Chief Executive Officer and other executive officers of stock-based awards under the plans. The Committee considers recommendations from the Chief Executive Officer regarding awards for the other executive officers to the Committee for approval. These awards are based on past performance and the expectation that each executive officer’s future performance will positively impact shareholder value. The Committee believes that by using equity-based compensation for its executive officers in addition to base salary and cash incentive compensation awards, the interests of management are best aligned with that of the Company’s shareholders. There were no equity awards granted to any executive officers in 2010.

Compensation of Chief Executive Officer

The Committee reviews the performance of Mr. David A. Remijas, the Company’s Chief Executive Officer, by evaluating the achievement of corporate and personal objectives set at the beginning of the year. The Committee considered the effect of corporate developments and initiatives in evaluating overall corporate performance in 2010, as well as Mr. Remijas’ long-term contributions to the Company. As noted above in the Summary Compensation Table, Mr. Remijas received a salary of $229,740. Based on the Committee’s recommendation, Mr. Remijas’ base salary will be $205,000 for 2011.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility of executive compensation for officers of public companies. Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a Company’s Chief Executive Officer and each of the next four most highly compensated executive officers. However, certain performance-based compensation is excluded from the Section 162(m) limits if paid pursuant to plans approved by shareholders of the Company. The Compensation Committee did not consider this section of the Internal Revenue Code when establishing compensation because current executive salaries and bonuses are well below the $1 million threshold.

Compensation Committee Interlocks and Insider Participation

Neither Messrs. Murphy nor Shukis, as of the date of this Proxy Statement, is or has been an officer or employee of the Company or any of its subsidiaries.

Employment Agreements

The Bank and the Company have each entered into employment agreements with Messrs. David A. Remijas, Richard J. Remijas, Jr. and Victor E. Caputo (each, an “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. David A. Remijas and Richard J. Remijas, Jr.

The employment agreements for Messrs. David A. Remijas and Richard J. Remijas, Jr. provide for a three-year term. The employment agreement for Victor E. Caputo provides for a two-year term. The Bank employment agreements provide that commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors reviews the agreements and the Executive’s performance for purposes of determining whether to extend the agreements for an additional year so that the remaining term shall be the same as the term indicated in the original agreement signed by the Executive, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company’s employment agreements are extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company or the Executive, at which time the agreement becomes fixed and will terminate upon the third anniversary of the date of such notice for Messrs. David Remijas and Richard J. Remijas, Jr. and the second anniversary of the date of such notice for Mr. Victor E. Caputo. The agreements provide that the Executives’ base salary will be reviewed annually. The 2010 base salaries for Messrs. David A. Remijas, Richard J. Remijas, Jr. and Victor E. Caputo were $229,740, $211,025 and $132,002 respectively. In addition to the base salary, the agreements provide for participation in stock benefit plans and other fringe benefits applicable to executive personnel. Under the Memorandum of Understanding the Company entered into with the OTS on January 24, 2011, the Company may not enter into, revise or renew any existing compensation or employment agreements without prior OTS approval.

The agreements provide for termination by the Bank or the Company for cause as defined in the agreements, at any time. In the event of termination for cause, the Executive is not entitled to any severance payments, and all unvested stock options or stock awards are forfeited. In the event the Bank or the Company chooses to terminate the Executives’ employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: failure to re-elect the Executive to his current offices; a material change in the Executive’s functions, duties or responsibilities; a relocation of the Executive’s principal place of employment by more than 25 miles; a material reduction in the benefits provided to the Executive; liquidation or dissolution of the Bank or the Company; or a breach of the agreement by the Bank or the Company, the Executive or, in the event of death his beneficiary, is entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the agreement, and the annual contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company must also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the agreement.

Under the agreements, if the Executive’s employment is terminated, or he voluntarily resigns following any material demotion, loss of title, office or responsibility, reduction in compensation, material reduction in benefits or relocation of his principal office by more than 25 miles, following a “change in control” of the Bank or the Company as defined in the agreements, the Executive or, in the event of the Executive’s death, his beneficiary, is entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years’ compensation (including base salary, bonus, fringe benefits and profit sharing contributions). The Bank and the Company will also continue the Executive’s life, health, and disability coverage for three years. Notwithstanding that both agreements would provide for a severance payment in the event of a change in control, the Executive is only entitled to receive a severance payment under one agreement.

Payments to the Executive under the Bank’s agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements are paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of an “Event of Termination” (as defined in the agreement), the aggregate amount of the payment due under the employment agreements to each of Messrs. David A. Remijas, Richard J. Remijas, Jr. and Victor E. Caputo would be approximately $753,000, $675,000 and $280,000, respectively. In the event of a “Change in Control” (as defined in the agreement) of the Bank or the Company, the aggregate amount of payment due under the employment agreements to each of Messrs. David A. Remijas, Richard J. Remijas, Jr. and Victor E. Caputo would be approximately $1,004,000, $1,001,000 and $316,000, respectively.

Incentive Plan

The Incentive Plans authorize the granting of options to purchase Common Stock (“Options”), option-related awards and awards of Common Stock (“Stock Awards”) (collectively, “Awards”). Subject to certain adjustments to prevent dilution of Awards to participants, the maximum number of shares reserved for Awards under the 1997 Incentive Plan is 378,201, of which the maximum number of shares reserved for purchase pursuant to the exercise of Options and Option-related Awards granted under the 1997 Incentive Plan is 270,144 and the maximum number of the shares reserved for Stock Awards is 108,057. All of such Awards authorized under the 1997 Incentive Plan have been made.

Subject to certain adjustments to prevent dilution of Awards to participants, the maximum number of shares reserved for Awards under the 2003 Incentive Plan is 100,000 plus the number of shares of Common Stock that have already been authorized and which may become available for issuance under the 1997 Incentive Plan, 28,820 shares, were included in the 2003 Plan for reissuance. Of the shares authorized for issuance under the 2003 Incentive Plan, up to 40,000 shares may be issued with respect to awards of restricted stock and restricted stock units and up to 40,000 shares may be issued pursuant to Options under which the exercise price was less than the fair market value of a share of Common Stock on the date the award was granted. During 2010, no stock options were issued to Executive Officers of the Company. Stock awards of 79,320 shares are available for future grants under the 2003 Plan.

All officers, other employees and non-employee directors of the Company and its affiliates are eligible to receive Awards under the 2003 Incentive Plan; provided, however, that the maximum number of shares of Common Stock that may be granted or that may vest with respect to Awards granted under the 2003 Incentive Plan to any single officer or employee is 50,000. The Incentive Plans are administered by the Compensation Committee. Subject to the regulations of the OTS, authorized but unissued shares or shares previously issued and reacquired by the Company or any trust established to administer Awards under the Incentive Plans may be used to satisfy Awards under the Incentive Plans, resulting in an increase in the number of shares outstanding, and may have a dilutive effect on the holdings of existing shareholders.

Park Federal Savings Bank Employee Stock Ownership Plan

The Company maintains an ESOP. The ESOP is designed to qualify as a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and also to meet the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

The Bank intends to make annual contributions to the ESOP in an amount to be determined annually by the Board of Directors. These contributions are to be allocated among all eligible participants in proportion to their compensation. The Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. Contributions credited to a participant’s account become fully vested upon such participant completing five years of service. With certain limitations, participants may make withdrawals from their accounts while actively employed. The vested portion of a participant’s account will be distributed upon his termination of employment or attainment of age 65, whichever is the first to occur.

401(k) Plan

Pursuant to the 401(k) Plan, which is designed to be qualified under Section 401(k) of the Code, an employee is eligible to participate in the 401(k) Plan following attainment of the age of 21 and the completion of one year of service with the Bank or any other financial institution (1,000 hours within a twelve-month period). Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and Section 415 of the Code, a participant is able to elect to defer up to 100% of his or her compensation by directing the Bank to contribute such amount to the 401(k) Plan on such employee’s behalf. The Bank may elect to make matching contributions equal to a portion of the participating employee’s contribution, subject to a maximum matching contribution of no more than 4% of the participant’s salary although such matching contributions were suspended effective June 30, 2010.

Under the 401(k) Plan, a separate account is established for each employee. Participants are 100% vested in their contributions and in the earnings thereon and in the employer’s contributions. Distributions from the 401(k) Plan are made upon termination of service, disability or death in a lump sum or in annual installments.

TRANSACTIONS WITH RELATED PERSONS

The Bank’s current policy provides that all loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2010, three of the

Bank’s directors had loans outstanding, whose individual aggregate indebtedness to the Bank exceeded $120,000, totaling approximately $1.1 million in the aggregate. At December 31, 2009, two of the Bank’s directors had loans outstanding, whose individual aggregate indebtedness to the Bank exceeded $120,000, totaling approximately $716,000 in the aggregate. Such loans were made by the Bank in the ordinary course of business, were not made with favorable terms, and did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and certain executive officers and certain other beneficial owners of the Company’s Common Stock to periodically file notices of changes in beneficial ownership of the Company’s Common Stock with the Securities and Exchange Commission and The NASDAQ Stock Market. To the best of the Company’s knowledge, based solely upon copies of such reports received by it, the Company believes that for 2010 all required filings were timely filed by each of its directors and executive officers.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm of the Bank and the Company for the year ending December 31, 2011, subject to ratification of such appointment by the shareholders at the Annual Meeting. Crowe Horwath was also the Company’s independent registered public accounting firm for fiscal 2010.

Although the selection of the independent accounting firm is, by law, the responsibility of the Audit Committee, the Board of Directors has determined to provide shareholders the opportunity to express their view concerning such appointment by voting on this non-binding ratification proposal.

Representatives of Crowe Horwath will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2011.

PRINCIPAL ACCOUNTANT FIRM FEES

The following table sets forth the aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2010 and 2009 by the Company’s independent registered public accounting firm, Crowe Horwath.

	December 31,
	2010	2009
Audit Fees	$112,202	$101,970
Tax Return Fees	11,900	11,000
All Other Fees(1)	13,700	6,915

Total Fees	$137,802	$119,885

(1)	Includes fees for services and consultations on various accounting and tax matters.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent registered public accounting firm. All of the services described above were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

During 2010, the Audit Committee of the Company’s Board of Directors was composed of four non-employee directors, all of whom were “independent” within the meaning of the NASDAQ Stock Market listing standards and satisfied the heightened independence standards under the SEC rules. Effective January 18, 2011, upon the resignation date of Mr. Koranda, the Committee currently has three non-employee directors. Mr. Murphy is currently the Chairman of the Committee. The Committee operates under a written charter adopted by the Board of Directors and the Committee. The Board appoints the Audit Committee. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.

The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management. The Company’s independent registered public accounting firm, Crowe Horwath, is responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed with management and Crowe Horwath the audited financial statements of the Company for the year ended December 31, 2010. The Audit Committee also reviewed and discussed with Crowe Horwath the matters required to be discussed by Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Crowe Horwath provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding Crowe Horwath’s communications with the Audit Committee concerning independence. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with these and the SEC’s auditor independence rules, the Audit Committee considered at a meeting held on August 13, 2010, whether the provision of non-audit services by Crowe Horwath to the Company for the fiscal year ended December 31, 2010 is compatible with maintaining Crowe Horwath’s independence, and has discussed with representatives of Crowe Horwath that firm’s independence from the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and Crowe Horwath. Accordingly, the

Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Crowe Horwath is in fact “independent.”

Based on the above-mentioned reviews and discussions with management and Crowe Horwath, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

John J. Murphy (Chairman)

Robert W. Krug

Victor H. Reyes

ADDITIONAL INFORMATION

Householding

SEC rules permit us to mail one Annual Report and Proxy Statement in one envelope to all shareholders residing at the same address if certain conditions are met. This is called householding and can result in significant savings of paper and mailing costs. If you choose not to household, you should send a written request (including your name and address) after the mailing of this Proxy Statement to the Secretary of the Company at the address below. In addition, if you choose to continue householding, but would like to receive an additional copy of the Annual Report or Proxy Statement for members of your household, you may contact the Corporate Secretary at: Park Bancorp, Inc., 5400 South Pulaski Road Chicago, Illinois 60632, or by calling (773) 582-8616. Shareholders residing at the same address who are receiving multiple copies of our Annual Report or Proxy Statement may request householding in the future by contacting the Secretary at the address or phone number set forth above.

Shareholder Proposals

To be considered for inclusion in the Company’s proxy and form of proxy relating to the 2012 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than December 17, 2011, except that if such annual meeting is held on a date more than thirty calendar days from May 17, 2012, a shareholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at, the direction of the Board of Directors may be conducted at an annual meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by a shareholder must include the shareholder’s name and address, as they appear on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting; including those matters raised other than pursuant to Rule 14a-8 of the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Incorporation by Reference

The foregoing Compensation Committee Report on Executive Compensation and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

By Order of the Board of Directors

Victor E. Caputo
Corporate Secretary

Chicago, Illinois

April 15, 2011

PARK BANCORP, INC.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR All	Withhold All	For All Except			FOR	AGAINST	ABSTAIN
1.	The election of the nominees for Director of Park Bancorp, Inc.	☐	☐	☐	2.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm of Park Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐
	Nominees:
	01 Mr. John J. Murphy 02 Mr. Victor H. Reyes				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲  FOLD AND DETACH HERE  ▲

YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

PROXY	PROXY

PARK BANCORP, INC.

5400 South Pulaski Road

Chicago, Illinois 60632

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Park Bancorp, Inc., a Delaware corporation (“Park Bancorp”) does (do) hereby constitute and appoint David A. Remijas and Victor E. Caputo, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Shareholders of said corporation to be held at Park Federal Savings Bank, 1823 West 47th Street, Chicago, Illinois 60609, on May 17, 2011, at 10:00 a.m. and at any adjournment thereof, and to vote all the shares of Park Bancorp standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” the two nominees for director and “FOR” the ratification of the appointment of Crowe Horwath LLP as Park Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲